SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 28, 2005

(Date of Report)

April 25, 2005

(Date of Earliest Event Reported)

AIMS Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-86711 Commission File Number	87-0567854 (IRS Employer I.D. No.)

10400 Eaton Place #450

Fairfax, VA 22030

 (Address of Principal Executive Offices)

703-621-3875

 (Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 25, 2005, the Company entered a Standby Equity Distribution Agreement (“Agreement”) with Cornell Capital Partners, L.P., (“Cornell”).  Under the Agreement, Cornell has committed to provide up to $35 million of funding to the Company to be drawn down over a 24 month period at the Company’s discretion.  The maximum draw down is $3,500,000 per advance notice with a minimum of five Trading Days between each advance notice.  A condition of the Agreement is the registration for resale with the Securities and Exchange Commission of securities purchased by Cornell pursuant to the Agreement.

Consideration for the Agreement required the Company to issue Common Stock of the Company in an amount equal to $290,000 and the Agreement requires the Company to pay a fee of 5% of each advance to Cornell.  Additionally, upon the Company issuing advance notices in an aggregate amount of $10,000,000, the Company shall pay to Cornell, a commitment fee equal to $250,000, which shall be paid by the issuance of a promissory note.

In connection with the Agreement, the Company has engaged Sloan Securities Corporation to act as the Company’s exclusive placement agent.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

2.0

Standby Equity Distribution Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS WORLDWIDE, INC.

DATE:  April 28, 2005

By: /s/ Gerald Garcia

Gerald Garcia

President

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